UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2009

Date of Report (Date of earliest event reported)

FOREVERGREEN WORLDWIDE CORPORATION (Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-26973 (Commission File Number)	87-0621709 (IRS Employer Identification No.)

972 North 1430 West, Orem, Utah (Address of principal executive offices)	84057 (Zip code)

Registrant’s telephone number, including area code:  (801) 655-5500

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

In this report references to “ForeverGreen Worldwide,” “we,” “us,” and “our” refer to ForeverGreen Worldwide Corporation.

FORWARD LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This report contains these types of statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of the Registrant

Chris L. Patterson has submitted his resignation to our board of directors.  See Item 5.02, below.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 14, 2009, Chris L. Patterson resigned his positions as General Counsel, corporate Secretary and Chief Operating Officer of ForeverGreen Worldwide Corp.  Mr. Patterson resigned his positions to pursue another opportunity for his professional development.  He has expressed his intent to provide to us any needed assistance until his positions have been filled.

As of the date of this filing, management is evaluating personnel to fill the vacancies, but has not reached a final decision.  Management anticipates that the position of corporate Secretary may be filled within the next 30 days.  However, the positions of General Counsel and Chief Operating Officer may require a more intensive search.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2009	FOREVERGREEN WORLDWIDE CORPORATION By: /s/ Ronald Williams Ronald Williams, President

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